Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-265282, 333-282702 and 333-280130) of Bio-Path Holdings, Inc.,
(2)	Registration Statements (Form S-1 No. 333-229049, 333-269045, 333-272879 and 333-278910) of Bio-Path Holdings, Inc.,
(3)	Registration Statement (Form S-8 No. 333-156054) pertaining to the Bio-Path Holdings, Inc. 2007 Stock Incentive Plan, as amended,
(4)	Registration Statements (Form S-8 No. 333-223111 and 333-236390) pertaining to the Bio-Path Holdings, Inc. 2017 Stock Incentive Plan, as amended; and
(5)	Registration Statement (Form S-8 No. 333-270561) pertaining to the Bio-Path Holdings, Inc. 2022 Stock Incentive Plan;

of our report dated March 27, 2025, with respect to the consolidated financial statements of Bio-Path Holdings, Inc. included in this Annual Report (Form 10-K) of Bio-Path Holdings, Inc. for the year ended December 31, 2024.

/s/ Ernst & Young LLP

Houston, Texas

March 27, 2025